EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Engemann Funds
File Number: 811-4506
Registrant CIK Number: 0000784880

Exhibit 77Q3-2


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A, Class B, and Class C is zero.
Series 2- Class A 190; Class B 19; Class C 11
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero

72EE-
Series 1- Class A 3172; Class B 262; Class C 276.
Series 2- Class A, Class B, and Class C is zero.
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero

73A1/73A2-
Series 1- Class A, Class B, and Class C is zero.
Series 2- Class A .1600; Class B .0800; Class C .0800.
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero

73B-
Series 1- Class A .4380; Class B .4380; Class C .4380.
Series 2- Class A, Class B, and Class C is zero.
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero

74U1/74U2-
Series 1- Class A 7319, Class B 613, Class C 648
Series 2- Class A, Class B and Class C is zero.
Series 5- Class A 2049, Class B 378; Class C 352
Series 7- Class A 4738; Class B 1088; Class C 694

74V1/74V2-
Series 1- Class A $15.64, Class B $13.51, Class C $13.51
Series 2- Class A, Class B and Class C is zero.
Series 5- Class A $17.65; Class B $15.69; Class C $15.68
Series 7- Class A $32.80; Class B $30.43; Class C $30.42